AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT is made as of the 3rd day of December, 2006 between ALPHARMA BRANDED PRODUCTS DIVISION INC., a Delaware corporation ("Alpharma") and Actavis Elizabeth LLC. a Delaware limited liability corporation ("Actavis"). Actavis is the successor in interest to Purepac Pharmaceutical Co. (Alpharma and Actavis are each individually a "Party" and collectively the "Parties").

WHEREAS, the Parties entered into a Toll Manufacturing Agreement related to the manufacture of Kadian (the "Toll Agreement") and a License Agreement related to certain research and development activities of Alpharma (the "R&D Agreement"), both of which are dated December 19, 2005 (collectively the "Agreements").

WHEREAS, the parties desire to amend and clarify the Agreements pursuant to the terms of this Amendment Agreement.

WHEREAS, all capitalized terms not specifically defined herein shall have the meaning set forth in the applicable Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein the parties agree as follows:

    Actions under the R&D Agreement.

      Actavis agrees to use commercially reasonable efforts to timely encapsulate, package and deliver pursuant to Alpharma's instructions, Alpharma's abuse resistant NT product ("NT Product") for use in clinical trials in the amounts and forms set forth on Exhibit 1 hereto during the time periods set forth on Exhibit 1 (the "Manufacturing Period"); provided that the Manufacturing Period shall be extended if necessary so that it commences 24 hours after Alpharma delivers sufficient NT Product pellets to Actavis. Actavis agrees to transfer **** of morphine from its inventory to Alpharma at such time prior to the Manufacturing Period as Alpharma shall reasonably request to allow Alpharma to timely manufacture the pellets for the NT Product. In consideration of the transfer of said morphine, Alpharma shall pay to Actavis (a) the sum of $**** within ten business days after the date hereof in recognition of the transfer of **** of morphine prior to the date hereof and (b) the sum of $**** (such sum includes the agreed upon purchase price of the applicable morphine) within 30 days after the transfer of the **** of morphine from Actavis to Alpharma.

      To the extent Alpharma desires to utilize any further **** of morphine for the NT Product during the 2007 calendar year, Actavis shall exert commercially reasonable efforts to comply with such request (including the performance of encapsulating, packaging and delivering the NT Product) and, in addition to the payment by Alpharma of the normal transfer price for any such morphine, to the extent the Alpharma requests the utilization of more than the **** of morphine submitted to Actavis in March of 2006 for inclusion in the 2007 DEA quota ("Additional Morphine") and the request for Additional Morphine prevents Actavis from delivering the Annual Forecast Quantity for 2007 (as provided in Clause 2.1 below) Alpharma shall pay Actavis an amount equal to **** during the then most recently completed calendar quarter for each **** of Additional Morphine so utilized.

      All of the other terms and conditions of the R&D Agreement shall apply to the production of the NT Product. Provided that with regard to packaging and encapsulation of the NT product, such services will be provided by Actavis at its then prevailing direct labor and material costs standards.

    Actions under the Toll Agreement.

      Alpharma hereby submits, as its Annual Forecast Quantity for the 2007 calendar year, Products utilizing **** of morphine coated pellets (the "2007 Forecast Quantity").

      Alpharma agrees to purchase the entire 2007 Forecast Quantity during the 2007 calendar year; provided that this purchase commitment shall be reduced, on a **** basis, for any inability on Actavis' part to deliver Products to the extent such inability (a) is within the ambit of Clause 7.3 of the Toll Agreement or (b) is caused by the failure to obtain DEA approval to purchase sufficient morphine to manufacture the 2007 Forecast Quantity; regardless of the cause or reason therefore ("DEA Approval Failure"). The Parties agree that the damages payable by Alpharma to Actavis for any failure to purchase the full 2007 Forecast Quantity as required and modified by this Clause 2.2 shall be equal to $**** for each **** of morphine coated pellets as to which Products are required to be, but are not, purchased. Any sums due pursuant to the preceding sentence shall be payable on or before January 31, 2008.

      The 2007 Forecast Quantity shall also be applicable to the provisions of Clauses 8.1 and 8.2 of the Toll Agreement provided that the 2007 Forecast Quantity, as it applies to Clauses 8.1 and 8.2, shall be reduced by any inability on Actavis' part to deliver Products to the extent such inability is within the ambit of Clause 7.3 of the Toll Agreement; but shall not be reduced for Actavis' inability to deliver caused by a DEA Approval Failure.

      Actavis shall not be entitled to any payment under Clause 8.2 of the Toll Agreement for any **** of morphine coated pellets shortfall for which Actavis is entitled to a payment under Clause 2.2 above.

      As a full settlement of all obligations and payments due, or alleged to be due, to Actavis for the 2006 calendar year under Clauses 8.1, 8.2 and 8.3 of the Toll Agreement (or under any other provision of the Toll Agreement under which Actavis may allege liability or damages related to Alpharma's failure to purchase **** of Products in 2006), Alpharma shall pay, and Actavis shall accept, the sum of $**** (the "Minimum Purchase Payment"), adjusted as set forth in this Clause 2.6 below. The Minimum Purchase Payment shall be made by Alpharma to Actavis within ten business days after the date hereof.

      The Minimum Purchase Payment includes as estimate that, from October 1, 2006 through December 31, 2006 (the "Period"), Actavis will deliver to Alpharma the equivalent of **** of Products (the "Estimated Quantity"). On or before January 31, 2007, the Parties shall determine the actual number of **** equivalents delivered during the Period (with any Products not delivered for a reason within the ambit of Clause 7.3 of the Toll Agreement being treated for the purpose of this Clause as if they were delivered) and for each **** equivalent more than the Estimated Quantity, Actavis shall make a supplemental payment to Alpharma of $****. Said supplemental payment shall be made on or before February 15, 2007.

      All of the other terms and conditions of the Toll Agreement shall remain in full force and effect.

    General.

      The provisions of Clauses 25, 26, 27 and 28 of the Toll Agreement are incorporated herein by reference.

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**** Indicates that material has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission

IN WITNESS WHEREOF, the Parties have executed this Amendment Agreement as of the date first written above.

ALPHARMA BRANDED PRODUCTS
DIVISION INC.

By:   /s/ Anthony Orrico

ACTAVIS ELIZABETH LLC.

By:   /s/ Douglas Booth